UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

GROM SOCIAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55585	46-5542401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2060 NW Boca Raton Blvd. #6
Boca Raton, Florida 33431
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 287-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Agreements

On February 17, 2021, Grom Social Enterprises, Inc., a Florida corporation (the “Company”), entered into debt exchange agreements (each a “Debt Exchange Agreement”) with holders of three of the Company’s convertible promissory notes (the “Notes”), in the aggregate amount of $1,700,905 of outstanding principal and accrued and unpaid interest. Pursuant to the terms of the Debt Exchange Agreements, the holders of the Notes exchanged the outstanding Notes, and all amounts owed by the Company thereunder, for an aggregate of 2,564,175 shares (the ‘Exchange Shares”) of the Company’s 8% Series B convertible preferred stock (the “Series B Stock”). At the time of the exchange, all amounts due under the Notes were deemed to be paid in full and the Notes were cancelled.

Series B Purchases

On February 17, 2021, the Company entered into subscription agreements (each, a “Series B Stock Subscription Agreement”) with two accredited investors, pursuant to which the Company sold the investors an aggregate of 300,000 shares (the “Purchased Shares”) of Series B Stock for aggregate gross proceeds of $300,000.

Auctus Fund Financing

On February 9, 2021, the Company entered into a securities purchase agreement (the “Auctus Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which the Company issued to Auctus a convertible promissory note in the principal amount of $500,000 (the “Auctus Note”). In connection with the issuance of the Auctus Note, Auctus was also issued a five-year warrant (the “Auctus Warrant”) to purchase up to an aggregate of 6,250,000 shares of the Company’s common stock (the “Auctus Warrant Shares”), at an exercise price of $0.06 per share. The net proceeds received by the Company were $428,000 (after deducting fees and expenses related to the transaction). The Company intends to use the net proceeds for working capital and general corporate purposes.

Pursuant to the Auctus Purchase Agreement, the Company granted Auctus piggyback registration rights with respect to the shares underlying the Auctus Note and the Auctus Warrant. In addition, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not sell securities on more favorable terms than those provided to Auctus, without adjusting Auctus’ terms accordingly. Further, among other things, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not enter into any variable rate transactions.

The Auctus Note has a principal balance of $500,000, and a stated maturity date of one year from the date of issuance. The Auctus Note bears interest at a rate of 12% per annum, which is also payable on maturity, with the understanding that the first 12 months of interest (equal to $60,000) is guaranteed and deemed to be earned in full as of the date of issuance. In the event the Company fails to pay any amount when due under the Auctus Note, the interest rate will increase to the greater of 16%, or the maximum amount permitted by law. The Auctus Note may not be prepaid in whole or in part. Auctus may convert any amount due under the Auctus Note at any time, and from time to time, into shares of the Company’s common stock at a conversion price of $0.06 per share; provided, however, that Auctus may not convert any portion of the Auctus Note that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the Auctus Note will be subject to adjustment from time to time for any subdivision or consolidation of shares and other standard dilutive events.

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The Auctus Warrant provides for the purchase of up to 6,250,000 shares of the Company's common stock, an exercise price of $0.06 per share; provided, however, that Auctus may not exercise the Auctus Warrant with respect to any number of Auctus Warrant Shares that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The Auctus Warrant is exercisable for a term of 5 years from the date of issuance. The Auctus Warrant may be exercised for cash, or, if the “market price” of the Company’s common stock is greater than the Auctus Warrant’s exercise price, and there is not an effective registration statement covering the Auctus Warrant Shares, the Auctus Warrant may be exercised on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the Auctus Warrant is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction.

The foregoing descriptions of the Debt Exchange Agreement, Series B Stock Subscription Agreement, Auctus Purchase Agreement, Auctus Note and Auctus Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference in this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in this Item 3.02

The Exchange Shares described in Item 1.01 above were offered and sold in reliance upon an exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

The Purchased Shares, Auctus Note and Auctus Warrant described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is included in this Current Report:

Exhibit No.	Description
4.1	12% Convertible Promissory Note, dated February 9, 2021, issued to Auctus Fund, LLC
4.2	Common Stock Purchase Warrant, dated February 9, 2021, issued to Auctus Fund, LLC
10.1	Form of Debt Exchange Agreement (incorporated by reference to Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020)
10.2	Form of Series B Stock Subscription Agreement (incorporated by reference to Exhibit 10.35 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020)
10.3	Securities Purchase Agreement, dated February 9, 2021, between the Company and Auctus Fund, LLC

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROM SOCIAL ENTERPRISES, INC.

Date: February 19, 2021	By:	/s/ Melvin Leiner
Melvin Leiner Executive Vice President and Chief Financial Officer

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